UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2010

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

and

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, the Board of Directors of MDU Resources Group, Inc. (the “Company”) approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into from time to time between the Company and each of its directors and those of its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder (the “Section 16 Officers”).  On the same date, the Company entered into new Indemnification Agreements with Terry D. Hildestad, President and Chief Executive Officer, Doran N. Schwartz, Vice President and Chief Financial Officer, John G. Harp, President and Chief Executive Officer, MDU Construction Services Group, Inc., William E. Schneider, President and Chief Executive Officer, Knife River Corporation, Steven L. Bietz, President and Chief Executive Officer, WBI Holdings Inc., with each of the other Section 16 Officers and with each of the Company’s directors.  The Indemnification Agreement supersedes and replaces any indemnification agreements that the Company or any Affiliate had previously entered into with these officers and directors.

The form of Indemnification Agreement is filed as Exhibit 10.1 hereto.  The complete list of officers and directors with Indemnification Agreements as of August 12, 2010 is filed as Exhibit 10.2 hereto.  The following description is qualified in its entirety by reference to the Indemnification Agreement, which is incorporated herein by reference.  Capitalized terms used but not defined in the succeeding paragraphs are defined in the Indemnification Agreement.

The Indemnification Agreement provides for indemnification to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law.  It requires the Company, subject to conditions and limitations, to indemnify the indemnitee against all Expenses and Losses incurred by the indemnitee in connection with Proceedings in which the indemnitee is involved because of his or her Corporate Status.  The Indemnification Agreement also provides for the advancement of Expenses incurred by the indemnitee in connection with any Proceeding, subject to conditions and limitations, including an undertaking by the indemnitee contained in the Indemnification Agreement to repay Expense advances if it is ultimately determined that the indemnitee is not entitled to be indemnified.  Where the Company and the indemnitee are jointly liable in respect of a Proceeding and indemnification is not available under the Indemnification Agreement but not prohibited, the Company is required to contribute to the amount of Expenses and/or Losses incurred by the indemnitee in proportion to the relative benefits received, subject to further adjustments based on relative fault and other equitable considerations to the extent necessary to conform to applicable law.  The Indemnification Agreement contains presumptions that are favorable to the indemnitee, including that the indemnitee is entitled to indemnification and that the indemnitee has at all times acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  The Indemnification Agreement also requires the Company to maintain directors’ and officers’ liability insurance, subject to exceptions.  The Indemnification Agreement provides for the indemnification of, and advancement of expenses to, indemnitee’s spouse in connection with Proceedings in which he or she becomes involved solely by reason of his or her status as the indemnitee’s spouse, subject to the same limitations and conditions under which indemnification is provided to the indemnitee.

The Indemnification Agreement contains exclusions from the Company’s obligation to indemnify, and advance Expenses to, the indemnitee.  The Company is not obligated to indemnify, or advance Expenses to, the indemnitee in connection with any Proceeding brought voluntarily by the indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the Proceeding or (ii) the Proceeding was commenced following a Change in Control.  The exclusion of voluntary Proceedings from indemnification does not apply when such proceedings are brought by indemnitee to enforce his or her rights under the Indemnification Agreement.  The Company is not obligated to indemnify, or advance Expenses to, the indemnitee in connection with any Proceeding with respect to which final judgment has been rendered against the indemnitee for (i) conduct determined to be knowingly fraudulent or deliberately dishonest or to constitute willful misconduct, (ii) payment or an accounting of short-swing profits within the meaning of Section 16(b) of the Exchange Act or (iii) any recoupment from the indemnitee of any bonus, other incentive- or equity-based compensation or profits pursuant to Section 304 of the Sarbanes-Oxley Act or any Company clawback policy, or from the purchase or sale by the indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

The Indemnification Agreement supplements the indemnification provisions in Section 7.07 of the Company’s Bylaws, as amended, as described in Item 5.03 below.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2010, the Board of Directors of the Company approved amendments to Section 7.07 of the Company’s Bylaws, effective August 12, 2010.  Section 7.07 of the Bylaws, as amended, is filed as Exhibit 3.1 hereto.  Section 7.07 of the Bylaws, as amended, marked to show changes from the prior provision is filed as Exhibit 3.2 hereto.  The following description is qualified in its entirety by reference to Section 7.07 of the Bylaws, as amended, which is incorporated herein by reference.

Section 7.07 was amended to streamline its provisions as well as to make substantive changes.  As amended, Section 7.07(a) of the Bylaws provides for the mandatory indemnification against expenses and losses actually and reasonably incurred, to the fullest extent permitted by applicable law, by any current or former director and current or former officer of the Company who is involved in a Proceeding, as defined in Section 7.07, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity.  Section 7.07(c) of the Bylaws provides for the mandatory advancement of expenses incurred by a director or officer in defending any Proceeding, subject to an undertaking by the director or officer to repay the advancement if it is ultimately determined that he or she is not entitled to be indemnified.

Section 7.07 previously included most of the indemnification provisions contained in Section 145 of the Delaware General Corporation Law.  As amended, Section 7.07 eliminates the specific language contained in Section 145 and provides more generally for indemnification to the fullest extent permitted by applicable law, as described above.

The substantive changes to Section 7.07 are as follows:

•
Section 7.07(a) of the Bylaws, as amended, provides for mandatory indemnification of current and former officers and directors only.  Mandatory indemnification of the Company’s employees and agents has been replaced with a permissive indemnification provision in Section 7.07(e).

•
Section 7.07(a) of the Bylaws now provides that the Company is required to indemnify a director or officer in connection with a Proceeding initiated by the director or officer only where the Proceeding was authorized by the Board of Directors.

•
Section 7.07(b) of the Bylaws now provides that the Company is not required to indemnify a director or officer with respect to any settlement or nonadjudicated disposition of a threatened or pending Proceeding unless it has given its prior consent.

•
Section 7.07(d) of the Bylaws, as amended, provides that a director or officer may file suit to recover the unpaid amount of a claim for indemnification or advancement of expenses if it is not paid in full within sixty (60) days after the written claim has been received by the Company and that, if successful in whole or in part, the director or officer will be entitled to be paid the expenses of prosecuting such claim.  Prior to amendment, Section 7.07 provided for the payment of expense advances within 30 days of receipt by the Company of a written request for the expense advance and an undertaking by the director or officer to repay the expense advance if not entitled thereto, but did not specifically address the payment of a claim for indemnification.

•	Section 7.07(d) now provides that the Company has the burden of proving that the director or officer is not entitled to the requested indemnification or advancement of expenses.

•
Section 7.07(g) of the Bylaws, as amended, provides that the Company’s obligation to indemnify any director or officer who was or is serving at the Company’s request as a director, officer, employee or agent of another enterprise will be reduced by any indemnification received from the other enterprise.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
3.1	Section 7.07 of the Bylaws of MDU Resources Group, Inc., as amended August 12, 2010
3.2	Section 7.07 of the Bylaws of MDU Resources Group, Inc., as amended August 12, 2010, marked to show changes from the Bylaws as last amended on November 12, 2009
10.1	Form of MDU Resources Group, Inc. Indemnification Agreement for Section 16 Officers and Directors
10.2	MDU Resources Group, Inc. Section 16 Officers and Directors with Indemnification Agreements Chart

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 17, 2010

MDU Resources Group, Inc.

By: /s/ Paul K. Sandness_________
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Section 7.07 of the Bylaws of MDU Resources Group, Inc., as amended August 12, 2010
3.2	Section 7.07 of the Bylaws of MDU Resources Group, Inc., as amended August 12, 2010, marked to show changes from the Bylaws as last amended on November 12, 2009
10.1	Form of MDU Resources Group, Inc. Indemnification Agreement for Section 16 Officers and Directors
10.2	MDU Resources Group, Inc. Section 16 Officers and Directors with Indemnification Agreements Chart